EXHIBIT 23.  Consent of DELOITTE & TOUCHE LLP


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-05199 on Form S-3 and Registration Statements No. 33-27452 and 33-57869 on Form S-8 of Southwestern Public Service Company, of our report dated February
28, 1997 (June 19, 1997, as to the Carolina Energy Limited Partnership Investment in Note 6) appearing in this transition annual report on Form 10-K of Southwestern Public Service Company for the four month period ended December 31, 1996.


DELOITTE & TOUCHE

Dallas, Texas
July 16, 1997

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